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                                                                    Exhibit 99.1



                          CONSENT OF SALOMON J. DAYAN



         I, Salomon J. Dayan, hereby consent to my being named, and to the disclosure of certain information regarding myself, in the Registration Statement (Form S-2) and related Prospectus of Amerihost Properties, Inc. for the registration of up to 3,450,000 shares of its common stock.





Evanston, Illinois

                                        /s/ SALOMON J. DAYAN
                                        -----------------------------------
                                        Salomon J. Dayan